PROMISSORY NOTE

Principal amount $15,000                                Date:  December 15, 1999

This Promissory Note is between Seair Group, Inc. and Edward H. Vick.

         FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Edward H. Vick the sum of Fifteen Thousand Dollars ($15,000), together with interest thereon at the rate of 0% per annum on the unpaid balance. Said sum shall be paid in the manner following:

         One payment of $15,000 on or before January 15th, 2000. All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

         This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following:

         1) Failure to make any payment due hereunder within 30 days of its due date.

         2) Breach of any condition of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for this note.

         3) Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note.

         4) Upon the death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor to surety hereto.

         5) Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

         In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 0% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

         The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor

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hereunder or exchange, substitution or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a scaled instrument and shall be construed, governed and enforced in accordance with the laws of the State of Florida.

See attachment A for explanation of collateral.

Witnessed:

___________________________                      /s/___________________________
Witness                                          Borrower


___________________________                      /s/__________________________
Witness                                          Lender

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                                  Attachment A
                                  ------------

         Collateral to be determined as:

         a.       One used demo Seair2000 (boat, frame and motor) Ser.#
                  PVW012J898

         b.       One Prototype land based strike frame  Ser.#



         This collateral will be available for delivered on the day of Jan. 15th 2000 if and only the note has not been satisfied in full.


Witnessed:

_____________________________                   /s/_____________________________
Witness                                         Borrower


____________________________                    /s/____________________________
Witness                                         Lender


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